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                                                               Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this Form 10-K of Petro Financial Corporation (commission file number 1-3020) of our report dated March 28, 1997, on our audit of the consolidated financial statements of Petro Stopping Centers, L.P. for the period ended December 31, 1996.





PRICEWATERHOUSECOOPERS LLP

Austin, Texas
March 29, 1999